Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 27, 2026, relating to the consolidated financial statements of FullPAC, Inc. for the years ended December 31, 2025 and 2024, which appears in FullPAC, Inc.’s Annual Report on Form 1-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on May 27, 2026; and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

The Woodlands, TX

June 2, 2026